UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CYNGN INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 3, 2025

To the Stockholders of Cyngn Inc.:

You are invited to attend the Annual Meeting of Stockholders of Cyngn Inc. which will be held at 9:00 a.m. Pacific Time at the offices of Cyngn Inc., 1344 Terra Bella Ave., Mountain View, CA 94043, on Wednesday December 3, 2025.

At the Annual Meeting, you will be asked to act on the following matters:

1.      to elect a Class I director to serve a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified;

2.      to approve an amendment to our 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000;

3.      to ratify the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025;

4.      to approve, if necessary, the adjournment or postponement of the Annual Meeting, to continue to solicit votes for Proposal 2 or to establish a quorum; and

5.      to consider and transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

Only holders of record of shares of our common stock at the close of business on October 14, 2025 are entitled to receive notice of and to vote at the Annual Meeting or any postponements or adjournments of the meeting. The accompanying Proxy Statement contains details concerning the foregoing items, as well as information on how to vote your shares. Other detailed information about our business and operations, including our audited financial statements, are included in our Annual Report on Form 10-K. We urge you to read and consider these documents carefully.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, and the additional information in the accompanying Proxy Statement. If you requested to receive printed proxy materials, you may also refer to the instructions on the proxy card enclosed with those materials.

Dated: October 22, 2025	By Order of the Board of Directors of Cyngn Inc.
Sincerely,

Lior Tal
Chairman and Chief Executive Officer

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “will,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to such statements. We have based these forward-looking statements on our current expectations and projections about future events that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section titled “Risk Factors,” and elsewhere, in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as the other reports we file with the Securities and Exchange Commission. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as may be required under applicable securities law.

i

CYNGN INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 3, 2025

ii

1344 Terra Bella Avenue
Mountain View, CA 94043

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 3, 2025

This proxy statement contains information related to the Annual Meeting of Stockholders of Cyngn Inc. which will be held at 9:00 a.m. Pacific Time at the offices of Cyngn Inc., 1344 Terra Bella Ave., Mountain View, CA 94043, on Wednesday, December 3, 2025, and any postponements or adjournments of the meeting. We first mailed, or made available on the internet, these proxy materials to stockholders on or about October 22, 2025. In this proxy statement, “Company,” “Cyngn,” “we,” “us,” and “our” each refer to Cyngn Inc. and its subsidiaries.

ABOUT THE PROXY MATERIALS

We are furnishing proxy materials to our stockholders of record on October 14, 2025, primarily via the Internet, instead of mailing printed copies of those materials to each stockholder, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of stockholders to be held at the offices of Cyngn Inc., 1344 Terra Bella Ave., Mountain View, CA 94043. This proxy is being solicited by the Board, and the cost of solicitation of the proxies will be paid by us. Our officers, directors and regular employees, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. We have no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2025

This Proxy Statement, the enclosed proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) are available at www.cstproxy.com/cyngn/2025. The Annual Report, however, is not a part of the proxy solicitation material.

Notice of Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to the proxy materials for the Annual Meeting via the internet. Instead of mailing printed copies of our proxy materials to each of our stockholders, we have elected to provide online access to the materials under the SEC’s “notice and access” rules. Accordingly, on or about October 24, 2025, we will mail a Notice of Internet Availability of Proxy Materials, or Notice, to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including this Proxy Statement and the Annual Report, and how to vote your shares. We encourage you to read the proxy materials carefully prior to voting.

We believe compliance with the SEC’s “notice and access” rules allows us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following methods:

•        At the Annual Meeting.    To vote at the Annual Meeting, attend the Annual Meeting and follow the instructions.

•        By Internet.    To vote by proxy via the Internet, follow the instructions described on the Notice (or proxy card if you requested printed proxy materials).

•        By Mail.    If you requested printed materials, to vote by mail, complete, sign, and date the proxy card and return it in the envelope provided.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy using one of the methods described above to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker or other nominee, you may vote using the following methods:

•        At the Annual Meeting.    To vote at the Annual Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker or other nominee, or contact them to request a proxy form.

•        By Internet.    You may vote through the Internet if your broker or other nominee makes this method available, in which case the instructions will be included in the proxy materials provided to you.

•        By Telephone.    You may vote by telephone if your broker or other nominee makes this method available, in which case the instructions will be included in the proxy materials provided to you.

•        By Mail.    If you received a proxy card and voting instructions from the broker or other nominee holding your shares rather than from us, follow the instructions on the proxy card.

What You Are Voting On

At the Annual Meeting, there are three matters scheduled for a vote of the stockholders:

•        Election of Directors.    The election of a Class I director to serve a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor has been duly elected and qualified;

•        Amendment to our 2021 Equity Incentive Plan.    Amendment to our 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000;

•        Ratification of the Appointment of Independent Registered Public Accounting Firm.    Ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025; and

•        Adjournment of the Annual Meeting.    The adjournment or postponement of the Annual Meeting, if necessary or appropriate, to continue to solicit votes for the amendment to our 2021 Plan or to establish a quorum.

You may vote “For the Nominee” or “Withhold Authority for the Nominee”. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Quorum and Required Votes

Only holders of record of shares of our common stock at the close of business on October 14, 2025, the record date, are entitled to vote at the Annual Meeting or any postponements or adjournments of the meeting. As of the record date, we had 7,974,380 shares of common stock outstanding.

The presence at the meeting of 331/3% of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share of common stock is entitled to one vote.

Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares; as a result, the broker or other nominee is unable to vote those uninstructed shares. Abstentions and broker non-votes, while included for quorum purposes, will not be counted as votes “cast” for or against any proposal.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers. Please note that brokers may not vote your shares on the election of directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Proposal Number	Description	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of Directors	Nominees receiving highest number of votes FOR	Not voted	Not voted
2	Amendment to our 2021 Equity Incentive Plan	Majority of votes cast	Not voted	Not voted
3	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast	Not voted	Discretionary vote – brokers may vote
4	Adjournment of the Annual Meeting	Majority of votes cast	Not voted	Discretionary vote – brokers may vote

Recommendation of Board of Directors

Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Specifically, the Board’s recommendations are as follows:

•        FOR the election of the Class I director nominee to serve a three-year term expiring at the 2028 annual meeting of stockholders and until such director’s successor is duly elected and qualified;

•        FOR the amendment to our 2021 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000;

•        FOR the ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and

•        FOR the approval of the adjournment or postponement of the Annual Meeting, if necessary or appropriate, to continue to solicit votes for the amendment to our 2021 Plan or to establish a quorum.

The proxy holders will vote as recommended by the Board with respect to any other matter that properly comes before the Annual Meeting, including any postponements or adjournments thereof. If the Board on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

Revocation of Proxies

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Cyngn either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single copy of a notice and, if applicable, a proxy statement, to those security holders.

A single copy of the Notice and, if applicable, this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from these stockholders. Once you have received notice from your broker, or from us, that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and Proxy Statement, please notify your broker and also notify us by sending your written request to: Cyngn Inc., 1344 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations or by calling Investor Relations at (650) 924-5905.

A stockholder who currently receives multiple copies of the Notice or Proxy Statement at its address and would like to request “householding” should also contact its broker and notify us using the contact information above.

Voting Procedures and Tabulation of Votes

Our inspector of election will tabulate votes cast by proxy or in person at the Annual Meeting. We will also report the results in a current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board is currently comprised of four members, three non-employee directors (Ms. Macleod, Ms. Cunningham and Mr. McDonnell) and one employee director (Mr. Tal, our CEO). The Board is divided into three classes of directors, each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.

The Board has unanimously determined that Ms. Macleod, Ms. Cunningham and Mr. McDonnell are “independent” directors, as such term is defined in the Nasdaq Stock Market Rules (the “Stock Market Rules”).

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s corporate governance principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Nominating and Corporate Governance Committee and the Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

The following table sets forth the names, ages as of the date of this proxy statement, and certain other information for each of the nominees for director at the Annual Meeting, and for each of the continuing members of the Board. Full biographical for our director nominees and continuing directors information is below.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Directors with Terms expiring at the Annual Meeting/Nominees
Lior Tal	I	51	Chief Executive Officer and Director	2016	2025	2028	—	—	—	—

Continuing Directors
Colleen Cunningham	III	62	Director	2021	2027	—	X	X	X	X
Karen Macleod	II	61	Director	2021	2026	—	X	X	X	X
James McDonnell	II	70	Director	2021	2026	—	X	X	X	X

Nominees for Director

Lior Tal (Chief Executive Officer and Chairman of the Board of Directors)

Mr. Tal has served as the Company’s Chief Executive Officer and a Director since October 2016. From June 2016 to October 2016, Mr. Tal served as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Tal was the director of international growth and partnerships at Facebook where he worked from April 2011 to June 2016. Mr. Tal co-founded Snaptu (acquired by Facebook) in September 2007 and was the vice president of business development until May 2011. During his time at Snaptu, Mr. Tal helped grow the user base from launch to tens of millions of users. Prior to co-founding Snaptu, Mr. Tal was a partner at Barzam, Tal, Lerer Attorneys at law & Patent attorneys from March 2004 to August 2007. Mr. Tal has also held leadership roles at Actimize (acquired by NICE), DiskSites (acquired by EMC), and Odigo (acquired by Comverse). Mr. Tal holds a law degree from Tel Aviv University.

Mr. Tal holds an LLB in law and a BA in Business Management from Reichman University. Mr. Tal’s executive and technology industry experience qualify him to serve on the Board.

Continuing Directors

Karen Macleod

Ms. Macleod has served as a member of the Board since July 2021. Ms. Macleod was the Founder and CEO of The Arete Group, LLC from 2015 to 2021. Ms. Macleod was the president of Tatum, Randstand Holdings NV Company from 2011 to 2014. Ms. Macleod was the president of Resources Connection, Inc. North America from 2004 to 2009 and previously served in other capacities after joining the company in 1996. From 1985 to 1994, Ms. Macleod was a senior manager at Deloitte. Ms. Macleod additionally has served on the board of directors of Track Group Inc. (OTCQX — TRCK) since 2016 and currently chairs the Audit Committee. She also has served on the board of the Lakeland Hills YMCA since 2020 and currently serves on the Executive Committee and as Chair of the Finance Committee. Ms. Macleod served as a member of the board of directors and a member of the audit committee of the FWA of New York from 2018 to 2021. From 1998 to 2009, Ms. Macleod served on the board of directors of RGP (NASDAQ — RGP). From 2006 to 2013, Ms. Macleod served on the board of directors of Overland Solutions. Ms. Macleod holds a B.A. in Business Economics from University of California, Santa Barbara.

Ms. Macleod prior board experience and particularly her role serving on audit committees qualify her to serve on the Board.

James McDonnell

Mr. McDonnell has served as a member of the Board since September 2021. Mr. McDonnell was Senior Vice President of Sales and Marketing for Vispero, from 2017 to 2022. Mr. McDonnell was VP of sales at Honeywell from 2013 to 2017. Mr. McDonnell served on the board of Asetek from 2014 to 2019. Mr. McDonnell was SVP Sales & Marketing at Intermec from 2010 to 2013. Prior to this, Mr. McDonnell was an SVP and served in many executive sales and marketing roles at Hewlett-Packard from 1983 to 2009. Mr. McDonnell began his career at the General Electric Company from 1977 to 1983. Mr. McDonnell has a BS degree in Electrical engineering from Villanova University.

Mr. McDonnell’s prior experiences in sales & marketing leadership within various technology companies and his experience in industrial markets qualify him to serve on the Board.

Colleen Cunningham

Ms. Cunningham has served as a member of the Board since September 2021. Ms. Cunningham has served as a board member and the treasurer of Northstar Pet Rescue since 2017. From 2012 to 2018, Ms. Cunningham was the senior vice president and corporate controller of Zoetis, Inc. Prior to that, Ms. Cunningham was the global managing director of Resources Connection, Inc. from 2007 to 2012. From 2003 to 2007, Ms. Cunningham was the president and chief executive officer of Financial Executives International. From 2001 to 2003, Ms. Cunningham was the chief financial officer of Havas Advertising, North America. Ms. Cunningham was chief accountant at AT&T, Inc. from 1999 to 2001. Prior to that, Ms. Cunningham was a division manager of accounting policy and external reporting for AT&T, Inc. from 1995 to 1999. Ms. Cunningham was the assistant controller of AT&T Capital Corporation from 1988 to 1995. From 1984 to 1988, Ms. Cunningham was a senior auditor at Touche Ross/Coopers & Lybrand. Ms. Cunningham has also served on various committees. From 2015 to 2018, Ms. Cunningham served as a member of the US Chamber of Commerce Financial Reporting Committee. From 2012 to 2018, Ms. Cunningham served as a member of the FEI Committee on Corporate Reporting. From 2007 to 2012, Ms. Cunningham served as a member of the International Issues Conference Committee of AICPA. From 2005 to 2009, Ms. Cunningham served as a board member and the chair of the Ethics Resource Center Finance Committee. From 2005 to 2018, Ms. Cunningham served as a member of the advisory board to the accounting department of Pennsylvania State University. From 2003 to 2007, Ms. Cunningham

served as a member of both the International Accounting Standards Board Standing Advisory Committee and the Financial Accounting Standards Board Advisory Committee. Ms. Cunningham holds a B.A. in economics from Rutgers University and an M.B.A. in management from New York University’s Stern School of Business.

Ms. Cunningham’s prior management experience and expertise in corporate reporting, governance and accounting issues qualify her to serve on the Board.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any legal proceeding in the past ten (10) years that would require disclosure under Item 401(f) of Regulation S-K.

Board Leadership Structure

The Board believes it is important to retain flexibility in allocating the responsibilities of the CEO and Chairman of the Board in any way that is in the best interests of our Company based on the circumstances existing at a particular point in time. Accordingly, we do not have a strict policy on whether these roles should be served independently or jointly. Currently, our CEO, Mr. Tal, also serves as our Chairman of the Board.

Mr. McDonnell serves as our Lead Independent Director.

The Board’s Role in Risk Oversight

The Board as a whole actively oversees management of the Company’s risks and looks to its audit committee, as well as senior management, to support the Board’s oversight role. The Company’s Audit Committee assists with oversight of financial risks. The full Board regularly receives information through committee reports and from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, technical and strategic risks.

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of the Board. The Board provides management oversight, helps guide the Company on strategic planning and approves the Company’s operating budgets. Our independent directors meet regularly in executive sessions. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

The Board holds regularly scheduled quarterly meetings. In addition to the quarterly meetings, typically there is at least one other regularly scheduled meeting and other communication each year. The Board met formally eight times in fiscal year 2024, each director attended over 75% of all Board meetings held during such director’s tenure on the Board. Our audit committee met four times during fiscal year 2024, with each member attending over 75% of the committee meetings.

Board Committees

The Board has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by the Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at https://www.cyngn.com/ under the “Investor Relations — Corporate Governance” tab.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meet the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee

The Audit Committee has the responsibility for, among other things, (i) selecting, retaining and overseeing our independent registered public accounting firm, (ii) obtaining and reviewing a report by independent auditors that describe the accounting firm’s internal quality control, and any materials issues or relationships that may impact the auditors, (iii) reviewing and discussing with the independent auditors standards and responsibilities, strategy, scope and timing of audits, any significant risks, and results, (iv) ensuring the integrity of the Company’s financial statements, (v) reviewing and discussing with the Company’s independent auditors any other matters required to be discussed by PCAOB Auditing Standard No. 1301, (vi) reviewing, approving and overseeing any transaction between the Company and any related person and any other potential conflict of interest situations, (vii) reviewing, approving and overseeing related party transactions, and (viii) establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee is comprised of three directors appointed by the Board. Each of the committee members who served during 2024, Ms. Macleod, Ms. Cunningham and Mr. McDonnell, satisfied the independence and financial management expertise requirements the Stock Market Rules.

The Board has determined that Ms. Cunningham is an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K. For a description of Ms. Cunningham’s relevant experience, please see her biographical information contained in section titled “Board of Directors and Corporate Governance” of this proxy statement.

REPORT OF AUDIT COMMITTEE

Review of Fiscal Year 2024 Consolidated Financial Statements

In connection with its review of our Fiscal Year 2024 Consolidated Financial Statements, the Audit Committee has:

(1)    reviewed and discussed the audited consolidated financial statements with management;

(2)    discussed with Marcum LLP, our former independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; and

(3)    received from Marcum LLP, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board and discussed with Marcum LLP their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

By the Audit Committee of the Board of Directors:

Colleen Cunningham, Chair
Karen Macleod
James McDonnell

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

The Compensation Committee

The Compensation Committee is comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. They are also “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The Compensation Committee has the responsibility for, among other things, (i) reviewing and approving the chief executive officer’s compensation based on an evaluation in light of corporate goals and objectives, (ii) reviewing and recommending to the Board the compensation of all other executive officers, (iii) reviewing and recommending to the Board incentive compensation plans and equity plans, (iv) reviewing and discussing with management the Company’s Compensation Discussion and Analysis and related information to be included in the annual report on Form 10-K and proxy statements, and (v) reviewing and recommending to the Board for approval procedures relating to Say on Pay Votes.

Ms. Macleod serves as Chair of the Compensation Committee and is joined by Ms. Cunningham and Mr. McDonnell.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of entirely “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The Nominating and Corporate Governance Committee has the responsibility relating to assisting the Board in, among other things, (i) identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors, (ii) recommending to the Board the approval of nominees for director, (ii) developing and recommending to our board of directors a set of corporate governance guidelines, and (iv) overseeing the evaluation of our board of director.

Mr. McDonnell currently serves as the Chair of the Nominating and Corporate Governance Committee and is joined on the committee by Ms. Macleod and Ms. Cunningham.

The Chair and members of each committee of the Board are summarized in the table below:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Karen Macleod – (Independent)	Member	Chair	Member
Colleen Cunningham – (Independent)	Chair	Member	Member
James McDonnell – (Independent)	Member	Member	Chair

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

When considering director candidates, the Nominating and Corporate Governance Committee will evaluate multiple factors in assessing their qualification. A candidate must have extensive and relevant leadership experience including an understanding of the complex challenges of enterprise leadership. An appropriate candidate will have gained appropriate experience and education in some or all of the key areas below.

•        Relevant Sector Experience.    Director candidates will have gained their leadership experience in sectors directly relevant to the Company’s business and/or served as the Chief Executive Officer, Chief Operating Officer or other major operating or staff officer of a public corporation, with a background in marketing, finance and/or business operations.

•        Corporate Governance Experience.    Director candidates should have sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company.

•        Education.    Generally, it is desirable that a Board candidate should hold an undergraduate degree from a respected college or university and in relevant fields of study.

When further considering director candidates, personal attributes and characteristics will be considered. Specifically, these should include the following:

•        Personal.    Director candidates should be of the highest moral and ethical character. Candidates must exhibit independence, objectivity and be capable of serving as representatives of the stockholders. The candidates should have demonstrated a personal commitment to areas aligned with the Company’s public interest commitments, such as education, the environment and welfare of the communities in which we operate.

•        Individual Characteristics.    Director candidates should have the personal qualities to be able to make a substantial active contribution to Board deliberations. These qualities include intelligence, self-assuredness, a high ethical standard, inter-personal skills, independence, courage, a willingness to ask the difficult question, communication skills and commitment. In considering candidates for election to the board of directors, the Board should constantly be striving to achieve the diversity of the communities in which the Company operates.

•        Availability.    Director candidates must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership. Generally, therefore, the candidate should not have more than three other corporate board memberships.

•        Compatibility.    The Board candidate should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, at the following address: Corporate Secretary, Cyngn Inc., 1344 Terra Bella Avenue, Mountain View, CA 94043, Attn: Board of Directors. Our Secretary will process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We do not require Board members to attend our Annual Meeting of Stockholders.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders. The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines are posted on the Company’s website under “Investor Relations — Corporate Governance.” On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

The Board has adopted a written code of business conduct and ethics, applicable to each employee, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The code also applies to our agents and representatives, sales representatives and consultants. The code of business conduct and ethics is posted on our website at www.cyngn.com. If we make certain amendments to or waivers of our code of ethics, we intend to satisfy the SEC disclosure requirements by promptly posting the amendment or waiver on our website.

Policies and Procedures for Approval of Related Party Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers, significant stockholders or their immediate families is a participant and the amount exceeds $120,000. We refer to these transactions as related party transactions. Related party transactions have the potential to create actual or perceived conflicts of interest between Cyngn and its directors, officers and significant stockholders or their immediate family members. Our audit committee is charged with the responsibility to review, approve and oversee related party transactions.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is currently composed of four members. In accordance with our amended and restated certificate of incorporation, the Board is divided into three staggered classes of directors. At the Annual Meeting, one Class I director will be elected for a three-year term. Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation, or removal. The Nominating and Corporate Governance Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and the Board has approved Lior Tal as a nominee for election as a Class I director at the Annual Meeting. If elected, Mr. Tal will serve as a Class I director until our 2028 annual meeting of stockholders or until a successor is duly elected and qualified, or until his earlier resignation or removal. We have no reason to believe that the nominee is unable or will decline to serve as a director if elected. For information concerning the nominee, please see the section titled “Board of Directors and Corporate Governance.”

Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of Mr. Tal. Although the Company knows of no reason why the nominee could not serve as a director, if the nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

Required Vote and Recommendation of the Board of Directors

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR” the election of Mr. Tal.

Vote Required

As there is only one director nominee, Mr. Tal will be elected as a Class I director at the Annual Meeting if he receives at least one “FOR” vote. You may vote either FOR the nominee, or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE AS DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN

In October 2021, the Board adopted the Cyngn Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the 2021 Plan was submitted to our stockholders for approval. Our 2021 Plan became effective immediately on adoption. Our 2021 Plan replaced our 2013 Plan Equity Incentive Plan (the “2013 Plan”). However, awards outstanding under our 2013 Plan will continue to be governed by their existing terms.

On August 5, 2025, the Board approved, subject to stockholder approval, an amendment to the 2021 Plan to increase the number of shares authorized for issuance thereunder by 4,000,000 shares to 4,055,655. The proposed amendment to the 2021 Plan is attached hereto as Appendix A.

The Board recommends approval of the amendment to the 2021 Plan to enable the continued use of the 2021 Plan for stock-based grants consistent with the objectives of our compensation program. The 2021 Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in us as an incentive for them to remain in service and render superior performance during their service.

Currently, the number of shares of our common stock available for issuance under our 2021 Plan is 55,655, including the shares of common stock that are reserved and not yet issued or subject to awards granted under the 2013 Plan or that have subsequently forfeited, expire or lapse unexercised or unsettled

Upon stockholder approval of this proposal, the number of shares available for issuance will be increased by 4,000,000 to 4,055,655. Currently, equity awards totaling 1,268 shares of common stock have been issued under the 2021 Plan and 2013 Plan. We believe that the 2021 Plan will be exhausted of shares available for issuance in 2025 and beyond, leaving insufficient shares available for equity grants in 2025 and future years. By increasing the number of shares authorized for issuance under the 2021 Plan, we expect to have the flexibility to continue to make stock-based grants in amounts deemed appropriate by our Compensation Committee and Board, as our outstanding common stock increases annually. We believe that our equity incentive program and grants made under the program are essential to retaining critical personnel and aligning the incentives of our personnel with our stockholders.

The proposed amendment to the 2021 Plan will not be implemented unless approved by our stockholders, and no additional equity awards beyond the existing 55,655 shares of common stock have been or will be issued under the 2021 Plan unless and until stockholder approval of the amended 2021 Plan is obtained. If the proposed amendment to the 2021 Plan is not approved by our stockholders, the 2021 Plan will remain in effect in its present form.

Equity Compensation Plan Information

As of December 31, 2024 and 2023, the number of shares of common stock were reserved and available for issuance under the 2021 Plan is 92,068 and 6,565, respectively.

The following table provides information about our equity compensation plan as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	162,400	$96.89	—

2021 Equity Incentive Plan

The following is a summary of the principal features of our 2021 Plan. The summary does not purport to be a complete description of all provisions of our 2021 Plan and is qualified in its entirety by the text of the 2021 Plan. A copy of the amendment to the 2021 Plan is attached to this Proxy Statement as Appendix A.

General

The purpose of the 2021 Plan is to enhance stockholder value by linking the compensation of our officers, directors, key employees, and consultants to increases in the price of our common stock and the achievement of other performance objections and to encourage ownership in our company by key personnel whose long-term employment is considered essential to our continued progress and success. The 2021 Plan is also intended to assist us in recruiting new employees and to motivate, retain, and encourage such employees and directors to act in our stockholders’ interest and share in our success.

Term

The 2021 Plan became effective upon approval by our stockholders and will continue in effect from that date until it is terminated in accordance with its terms.

Administration

The 2021 Plan may be administered by the Board or the Compensation Committee. Currently, our Compensation Committee administers the 2021 Plan. The administrator has the power to determine the directors, employees, and consultants who may participate in the 2021 Plan and the amounts and other terms and conditions of awards to be granted under the 2021 Plan. All questions of interpretation and administration with respect to the 2021 Plan will be determined by the administrator. The administrator also will have the complete authority to adopt, amend, rescind, and enforce rules and regulations pertaining to the administration of the 2021 Plan; to correct administrative errors; to make all other determinations deemed necessary or advisable for administering the 2021 Plan and any award granted under the 2021 Plan; and to authorize any person to execute, on behalf of us, all agreements and documents previously approved by the administrator, among other items.

Eligibility

Any of our directors, employees, or consultants, or any directors, employees, or consultants of any of our affiliates (except that with respect to incentive stock options, only employees of us or any of our subsidiaries are eligible), are eligible to participate in the 2021 Plan. As of the Record Date, approximately 55 individuals would be eligible to participate in the 2021 Plan. However, the Company has not at the present time determined who will receive the additional shares that will be authorized for issuance upon the approval of the amendment to increase the number of shares subject to the 2021 Plan or how they will be allocated.

Available Shares

Currently, the number of shares of our common stock available for issuance under our 2021 Plan is 55,655, including the shares of common stock that are reserved and not yet issued or subject to awards granted under the 2013 Plan or that have subsequently forfeited, expire or lapse unexercised or unsettled. If the shareholders approve the proposed amendment, there will also be an annual increase to be added as of the first day of the Company’s fiscal year equal to the least of (i) 15% of the outstanding Common Stock on a fully diluted basis as of the end of the Company’s immediately preceding fiscal year, and (ii) a lesser amount determined by the Board; provided, however, that any shares from any such increases in previous years that are not actually issued shall continue to be available for issuance under the Plan. Shares subject to awards that have been canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part), will not reduce the aggregate number of shares that may be subject to or delivered under awards granted under the 2021 Plan and will be available for future awards granted under the 2021 Plan.

Types of Awards

We may grant the following types of awards under the 2021 Plan: options; stock appreciation rights; stock awards, restricted stock and stock units; performance awards; and other stock or cash-based awards.

Options.    The 2021 Plan authorizes the grant of non-qualified and/or incentive options to eligible participants, which options give the participant the right, after satisfaction of any vesting conditions and prior to the expiration or termination of the option, to purchase shares of our common stock at a fixed price. The administrator determines the exercise price for each share subject to an option granted under the 2021 Plan, which exercise price cannot be less than the fair market value (as defined in the 2021 Plan) of our common stock on the grant date. The administrator also determines the number of shares subject to each option, the time or times when each option becomes exercisable, and the term of each option (which cannot exceed ten (10) years from the grant date).

Stock Appreciation Rights.    The 2021 Plan authorizes the grant of stock appreciation rights to eligible participants, which stock appreciation rights give the participant the right, after satisfaction of any vesting conditions and prior to the expiration or termination of the stock appreciation right, to receive in cash or shares of our common stock the excess of the fair market value (as defined in the 2021 Plan) of our common stock on the date of exercise over the exercise price of the stock appreciation right. All stock appreciation rights under the 2021 Plan shall be granted subject to the same terms and conditions applicable to options granted under the 2021 Plan. Stock appreciation rights may be granted to awardees either alone or in addition to or in tandem with other awards granted under the 2021 Plan and may, but need not, relate to a specific option granted under the 2021 Plan.

Stock Awards.    The 2021 Plan authorizes the grant of stock awards to eligible participants. The administrator determines (i) the number of shares subject to the stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, (iii) the means of payment for the shares, (iv) the performance criteria, if any, and the level of achievement versus these criteria, (v) the grant, issuance, vesting, and/or forfeiture of the shares, (vi) restrictions on transferability, and such other terms and conditions determined by the administrator.

Stock Unit Awards and Other Stock-Based Awards.    In addition to the award types described above, the administrator may grant any other type of award payable by delivery of our common stock in such amounts and subject to such terms and conditions as the administrator determines in its sole discretion, subject to the terms of the 2021 Plan. Such awards may be made in addition to or in conjunction with other awards under the 2021 Plan. Such awards may include unrestricted shares of our common stock, which may be awarded, without limitation (except as provided in the 2021 Plan), as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us.

New Plan Benefits

The amount of future grants under the 2021 Plan is not determinable, as awards under the 2021 Plan will be granted at the sole discretion of the administrator. We cannot determine at this time either the persons who will receive awards under the 2021 Plan or the amount or types of such any such awards.

Transferability

Unless determined otherwise by the administrator, an award may not be sold, pledged, assigned, or transferred in any manner other than by beneficiary designation, will, or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment, or transfer shall be of no effect prior to the date an award is vested and settled.

Termination of Service

The administrator is authorized to establish and set forth in each instrument that evidences an option whether the option shall continue to be exercisable, and the terms and conditions of such exercise, after a termination of service (as defined in the 2021 Plan), any of which provisions may be waived or modified by the administrator at any time. If not so established and set forth in the instrument evidencing the option, the option shall be exercisable according to the following terms and conditions, which may be waived or modified by the administrator at any time:

(i)     Any portion of an option that is not vested and exercisable on the date of a participant’s termination of service will expire on such date.

(ii)    Any portion of an option that is vested and exercisable on the date of a participant’s termination of service will expire on the earliest to occur of:

(1)    if the participant’s termination of service occurs for reasons other than cause (as defined in the 2021 Plan), retirement (as defined in the 2021 Plan), disability or death (as defined in the 2021 Plan), the date that is three months after such termination of service;

(2)    if the participant’s termination of service occurs by reason of retirement, disability or death, the one-year anniversary of such termination of service; and

(3)    the option expiration date.

Change of Control

In the event of a change of control (as defined in the 2021 Plan), unless the administrator determines otherwise with respect to a particular award in the instrument evidencing the award or in a written employment, services or other agreement between the participant and the Company, and if and to the extent an outstanding award is not converted, assumed, substituted for or replaced by the successor company, then such award will terminate upon effectiveness of the change of control. Prior to the change of control, the administrator may approve accelerated vesting and/or lapse of forfeiture or repurchase restrictions with respect to all or a portion of the unvested portions of such awards, any such determinations to be made by the administrator in its sole discretion. If and to the extent the successor company converts, assumes, substitutes for or replaces an outstanding award, all vesting and/or exercisability restrictions and/or forfeiture and/or repurchase provisions applicable to such award will continue with respect to any shares of the successor company or other consideration that may be received with respect to such ward. Without the consent of any participant, the administrator may dispose of awards that are not vested as of the effective date of such change of control in any manner permitted by applicable laws, including (without limitation) the cancellation of such awards without the payment of any consideration.

U.S. Federal Income Tax Treatment

The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to awards as of the date of this prospectus. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

Non-Qualified Options.    With respect to non-qualified options granted to participants under the 2021 Plan, (i) no income is realized by the participant at the time the non-qualified option is granted, (ii) at exercise, (a) ordinary income is realized by the participant in an amount equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise, (b) such amount is treated as compensation and is subject to both income and wage tax withholding, and (c) we may claim a tax deduction for the same amount, and (iii) on disposition of the option shares, any appreciation or depreciation after the date of exercise of the non-qualified option, compared to the disposition price of the option shares will be treated as either short-term or long-term capital gain or loss depending on the holding period.

Incentive Stock Options.    With respect to incentive stock options, there is no tax to the participant at the time of the grant. Additionally, if applicable holding period requirements (a minimum of both two years from the grant date and one year from the exercise date) are met, the participant will not recognize taxable income at the time of the exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income, potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the option exercise price), upon their disposition, the holding period of the option shares will be treated as a long-term capital gain or loss, and, unlike the treatment for shares issued pursuant to the exercise of a non-qualified option, we will not be entitled to any tax deduction. If the shares acquired on option exercise are disposed of in a “non-qualifying disposition” (i.e., before the holding period requirements had been met), the participant will generally realize ordinary income at the time of the disposition of the option shares in an amount equal to the lesser of (i) the excess of the fair market value of the option shares on the date of exercise of the incentive stock option over the exercise price thereof or (ii) the excess, if any, of the amount realized upon disposition of the option shares over the exercise price of the incentive stock option, and, just as the treatment for shares issued pursuant to the exercise of a non-qualified option, we will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price of the incentive stock option over the amount realized upon the disposition of the option shares.

Other Awards.    The current federal income tax consequences of other awards authorized under the 2021 Plan generally follow certain basic patterns. An award of restricted shares of common stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares then vest, unless the participant elects under Internal Revenue Code Section 83(b) to accelerate income recognition and the taxability of the award to the grant date. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Stock appreciation right awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Internal Revenue Code Section 162(m) with respect to covered employees.

Section 162(m) of the Internal Revenue Code.    Internal Revenue Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. “Covered employees” generally includes the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers.

Section 409A of the Internal Revenue Code.    Awards granted under the 2021 Plan will generally be designed and administered in such a manner that they are either exempt from the application of, or comply with the requirements of, Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in an amount equal to 20% of the deferred amount, and a possible interest charge. Options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features.

Other Tax Considerations.    This summary is not intended to be a complete explanation of all of the federal income tax consequences of participating in the 2021 Plan. A participant should consult his or her personal tax advisor to determine the particular tax consequences of the 2021 Plan, including the application and effect of foreign state and local taxes and any changes in the tax laws after the date of this prospectus.

Amendment and Termination

The Board may amend, suspend or terminate the 2021 Plan or any portion of the 2021 Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the 2021 Plan. Subject to the terms of the 2021 Plan, the Board may amend the terms of any outstanding award, prospectively or retroactively.

The 2021 Plan has no fixed expiration date. After the 2021 Plan is terminated, no future awards may be granted under the 2021 Plan, but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the 2021 Plan’s terms and conditions.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of CBIZ CPAs P.C., the Company’s auditors, are expected to be present at the Annual Meeting telephonically, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders present at the meeting.

Stockholder ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of CBIZ CPAs P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Fees Billed by Independent Registered Public Accounting Firm

The following table summarizes the fees billed by CBIZ CPAs P.C. for the fiscal years ended December 31, 2024 and 2023, inclusive of out-of-pocket expenses. All fees described below were pre-approved by the audit committee.

Fee Category	Year Ended December 31,
	2024	2023
Audit fees(1)	$253,240	$230,000
Audit-related fees(2)	114,400	128,800
Total fees	$367,640	$358,800

____________

(1)      Audit fees consist of fees for professional services rendered in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements and consultations on accounting matters directly related to the audit.

(2)      Audit-related fees consist of fees for professional services rendered in connection with the submission of our Registration Statements on Form S-3 and Form S-1 and engagement administration.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by our Chief Financial Officer. The request must be specific as to the particular services to be provided but may be either for specific services or a type of service for predictable or recurring services. The Chairman of the Audit Committee reviews the request and provides a response, in writing or via e-mail, to our Chief Financial Officer and approved requests are subsequently ratified by the Committee as a whole. All of the services provided by the independent registered public accounting firm in 2024 and 2023 were pre-approved by the Audit Committee.

Required Vote and Recommendation of Board of Directors

The ratification of CBIZ CPAs P.C.as our independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of a majority of the shares of our common stock, present or represented and voting at the annual meeting, will be required to ratify the appointment of CBIZ CPAs P.C.as our independent registered public accounting firm. Abstentions will have no effect on the outcome of the vote with respect to this proposal. Because this is a routine proposal on which a broker or other nominee is generally empowered to vote, no broker non-votes will likely result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3, RATIFICATION OF CBIZ CPAs P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 4

ADJOURNMENT OF THE ANNUAL MEETING

General

To consider and vote on a proposal to approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of the proposal to approve an amendment to the Company’s 2021 Equity Incentive Plan (the “2021 Plan Amendment Proposal”) if there are not sufficient votes at the time of the Annual Meeting to approve and adopt the 2021 Plan Amendment Proposal or to establish a quorum, which proposal we refer to as the “Adjournment Proposal.”

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares represented thereat is required for the Adjournment Proposal. Approval of this Adjournment Proposal is not a condition to the completion of 2021 Plan Amendment. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on the Adjournment Proposal, your shares will be voted in accordance with the recommendation of our Board, which is “FOR” the Adjournment Proposal. Abstentions will have no effect with respect to the vote on the Adjournment Proposal (assuming the presence of a quorum), or, in the absence of a quorum, will have the same effect as a vote “AGAINST” the Adjournment Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MANAGEMENT

Set forth below are the Company’s named executive officers:

Name	Age	Director/Officer Since	Position or Office
Lior Tal	51	2016	Chief Executive Officer and Director
Natalie Russell	30	2025	Chief Financial Officer
Ben Landen	38	2021	Vice-President of Business Development
Martin Petraitis	71	2025	Vice President of Sales

Lior Tal (Chief Executive Officer and Director)

For biographical information on Mr. Tal, please see the section titled “Board of Directors and Corporate Governance.”

Natalie Russell (Chief Financial Officer)

Mrs. Russell, has served as the Company’s Chief Financial Officer since August 12, 2025. She previously served as the Company’s Interim Chief Financial Officer from June 6, 2025 to August 12, 2025. Mrs. Russell joined the Company in March 2023 as Director of Accounting. Prior to joining the Company, Mrs. Russell was a Technical Accounting Manager at SOAProjects, Inc., from December 2022 to March 2023, where she specialized in technical accounting research and financial reporting for clients in the technology and life sciences industries. Mrs. Russell began her career in the audit and assurance practice of Ernst & Young from September 2017 to December 2022. Mrs. Russell is a Certified Public Accountant in the state of California. She holds a Bachelor of Science in Business Administration from the University of Dayton.

Ben Landen (Vice-President of Business Development)

Mr. Landen has served as the Company’s Vice President of Business Development since May 2021. Prior to that, Mr. Landen served as the Company’s Senior Director of Product & Partnerships from September 2019 to May 2021. From May 2017 to September 2019, Mr. Landen was the Head of Product & Business Development at DeepScale (acquired by Tesla), a venture-backed startup that developed AI perception solutions for autonomous vehicles. From August 2015 to April 2017, Mr. Landen was a Senior Business Manager of Maxim Integrated, where he managed a $100M automotive semiconductor product line and supervised a team of product managers. Mr. Landen was a Business Manager from September 2013 to August 2015 and an Associate Business Manager from August 2010 to September 2013. Mr. Landen holds a BS in Electrical Engineering from California Polytechnic University, San Luis Obispo and an MBA from UC Berkeley’s Haas School of Business.

Martin Petraitis (Vice President of Sales)

Mr. Petraitis, has served as the Company’s Vice President of Sales since November 2024. On May 6, 2025, the Company’s Board, named Mr. Petraitis, as a named executive officer. Mr. Petraitis brings over two decades of leadership experience in scaling revenue within technology-driven sectors, including automation, SaaS, and manufacturing systems. Prior to joining the Company, Mr. Petraitis led sales at Heartland Automation from 2020 to 2024, where he successfully pivoted the company from product-based offerings to high-value, solutions-focused services in the autonomous mobile robotics sector. His leadership in prior roles includes executive positions at Clearpath Robotics/OTTO Motors, from 2016 to 2020, Segue Manufacturing Services, from 2012 to 2016 and Brooks Automation from 1998 to 2006, where he scaled revenue to over $210M by championing strategic accounts and consultative sales methods. Mr. Petraitis holds an MSME and a BSME in mechanical engineering from the University of Colorado Boulder.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practices

We designed our executive officer compensation program to attract, motivate and retain key executives who drive our success. We strive to have pay reflect our performance and align with the interests of long-term stockholders, which we achieve with compensation that:

•        Provides executives with competitive compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our Company;

•        Enhances retention by having equity compensation subject to multi-year vesting; and

•        Does not encourage unnecessary and excessive risk taking.

We evaluate both performance and compensation to ensure the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other companies our size.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements: base salary; long-term equity compensation in the form of stock options and restricted stock; and employee benefits that are generally available to all our employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. It is our policy to set base salary levels taking into account a number of factors, such as annual revenue, the nature of the industry in which we operate, the structure of other comparable companies’ compensation programs and the availability of compensation information. When setting base salary levels, in a manner consistent with the objectives outlined above, the Board considers our performance, the individual’s breadth of knowledge and performance and levels of responsibility.

Mr. Tal’s annual base salary in 2024 was $500,000. Mr. Donald Alvarez’s (former Chief Financial Officer) annual base salary in 2024 was $300,000. Mr. Landen’s annual base salary in 2024 was $250,000.

Long-Term Incentive Compensation — Equity Compensation

Our executive officers are eligible for stock awards. We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company. We have granted options as well as restricted stock under our 2021 Stock Incentive Plan. Stock awards also provide each individual with an added incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the vesting schedule (which is generally three years, although this may vary at the discretion of the Compensation Committee) encourages a long-term commitment to the Company by our executive officers and other participants. Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the executive’s past performance, as well as anticipated future performance, of the executive officer. The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, grants may be made to our executives at the discretion of our compensation committee. Generally, options are priced at the closing price of the Company’s common stock on the date of each grant. We also have granted restricted stock units to members of the Board.

We do not have a formal written policy relating to the timing of equity awards. We encourage, but we do not require, that our executive officers own stock in the Company.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code, or Section 162(m) limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year.

Compensation of Chief Executive Officer

Effective January 1, 2022, Mr. Tal’s annual base salary is $500,000 and he is eligible for an annual performance bonus target of 60% of his base salary and equity incentive compensation at the discretion of the Compensation Committee. On March 6, 2025, the Company entered into a letter agreement with Lior Tal which amended the terms of Mr. Tal’s employment to provide for (i) a modification of his annual base salary to $640,000 effective January 1, 2025, (ii) a modification of his annual bonus to be eligible to earn an annual performance bonus in the target amount of up to $640,000, (iii) Mr. Tal shall be eligible to earn a special bonus for performance for 2025 of up to $1,000,000, and (iv) Mr. Tal shall be eligible to earn a time-based 2025-2026 special bonus of up to $1,600,000.

For the fiscal year ended 2023 and 2024, Mr. Tal received an annual performance bonus in the amount of $300,000 and $1,000,000, respectively.

SUMMARY COMPENSATION TABLE

The following table shows information concerning compensation of our named executive officers during the years ended December 31, 2024 and 2023:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Award ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lior Tal	2024	$500,000	$1,000,000		$—	$—	$—	$—	$—	$1,500,000
CEO	2023	500,000	300,000		—	288,456	—	—	—	1,088,456
Donald Alvarez	2024	$300,000	$60,000	$		—	$—	$—	$—	$360,000
Former CFO(1)	2023	300,000	60,000		—	48,096	—	—	—	408,096
Ben Landen	2024	$250,000	$50,000		$—	—	$—	$—	$—	$300,000
VP of Business Development	2023	250,000	50,000		—	24,800	—	—	—	324,800

____________

(1)      Mr. Alvarez resigned as our Chief Financial Officer on June 6, 2025.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2024, for our named executive officers.

Outstanding Equity Awards

Outstanding Equity Awards
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Lior Tal (Chief Executive Officer)	226	—	$1,950	4/5/27; 3/22/28	—	—
	133	—	$3,330	5/30/28	—	—
	73	35	$43,200	7/25/31	—	—
	79	73	$14,663	11/7/32	—	—
	17	45	$3,758	11/6/33
Donald Alvarez (Former Chief Financial Officer)(1)	24	4	$43,200	7/25/31	—	—
	17	16	$14,663	11/7/32
	4	10	$3,758	11/6/33
Ben Landen (Vice President of Business Development)	10	—	$3,450	11/4/29	—	—
	6	1	$43,200	7/25/31
	3	1	$21,750	3/21/32
	9	9	$14,663	11/7/32	—	—
	2	5	$3,758	11/6/33

____________

(1)      Mr. Alvarez resigned as our Chief Financial Officer on June 6, 2025.

Pension Benefits

Effective November 17, 2017, the Company established the Cyngn Inc. 401(k) Plan for the exclusive benefit of all eligible employees and their beneficiaries with the intention to provide a measure of retirement security for the future. This plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and qualifies under Section 401(k) of the Internal Revenue Code. Cyngn, Inc. did not offer and has not provided a company match for its 401(k) Plan.

COMPENSATION AGREEMENTS

General Overview

We have entered into employment arrangements with each of the named executive officers. These agreements include the named executive officer’s initial base salary, an indication of eligibility for an annual cash incentive award opportunity and an opportunity for annual equity grants. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.

Lior Tal

On January 1, 2022, we entered into an employment agreement with our Chief Executive Officer, Lior Tal, which agreement superseded and replaced the offer letter entered into by and between the Company and Mr. Tal on April 17, 2016.

Pursuant to the employment agreement, as compensation for his services as Chief Executive Officer of the Company, Mr. Tal will receive: (1) a salary of $500,000 per annum (the “Base Salary”) and commensurate benefits; (2) eligibility, subject to Mr. Tal’s continued employment with the Company, to earn an annual performance based bonus in the target of 60% of his Base Salary; (3) eligibility, also subject to Mr. Tal’s continued employment with the Company, to participate in the Company’s 2013 Equity Incentive Plan, the Company 2021 Incentive Plan, or any successor plan, subject to the terms of such plan; and (4) entitlement, also subject to Mr. Tal’s continued employment with the Company, to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by Mr. Tal in connection with the performance of Mr. Tal’s duties as the Company’s Chief Executive Officer and the Company’s expense reimbursement policies and procedures. On February 24, 2025, the Compensation Committee of the Board of Directors of the Company approved a payment of $300,000 as a bonus, in accordance with Mr. Tal’s Employment Agreement. Additionally, the Compensation Committee approved a discretionary bonus payment of $700,000 to Mr. Tal.

In the event the Company terminates Mr. Tal’s employment without Cause (as defined in the Employment Agreement) or if Mr. Tal resigns for Good Reason (as defined in the Employment Agreement) other than during the Protection Period (as defined below), and provided Mr. Tal complies with certain other conditions outlined in the Employment Agreement, the Company will pay Mr. Tal severance, as outlined in the Employment Agreement, comprising of: (a) the continued payment of his base salary for the first twelve months following the termination date, payable in accordance with the Company’s standard payroll procedures; (b) a lump sum payment equal to the pro-rated amount of Mr. Tal’s target annual bonus for the year of termination; (c) reimbursement of Mr. Tal for medical, vision and dental coverage under Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or comparable state law (“COBRA”) for the first twelve months after the termination date; and (d) acceleration of the vesting of each of the Mr. Tal’s then-outstanding time-based equity awards as to 25% of the then-unvested shares subject to each such award, effective as of the termination date.

In addition, pursuant to the Employment Agreement, if immediately prior to, on or within 12 months after a Change of Control (the “Protection Period”), the Company terminates Mr. Tal’s employment without Cause (as defined in the Employment Agreement), or if Mr. Tal resigns for Good Reason (as defined in the Employment Agreement) during the Protection Period, the Company will pay Mr. Tal severance, as outlined in the Employment Agreement, comprising of: (a) a lump sum payment equal to eighteen months of Mr. Tal’s base salary as in effect on the date of his termination; (b) a lump sum payment equal to 150% of Mr. Tal’s target annual bonus as in effect on the date of his termination, payable on the 60th day following the termination date; (c) reimbursement to Mr. Tal for medical, vision and dental coverage under COBRA for the first eighteen months after the termination date; and (d) acceleration of the vesting of each of the Mr. Tal’s then-outstanding time-based equity awards in full, effective as of the termination date.

Mr. Tal’s receipt of any severance payments or benefits will be subject to Mr. Tal’s continuing to comply with the terms of that certain Confidential Information Agreement and the provisions of the Employment Agreement.

On March 6, 2025, the Company entered into a letter agreement with Mr. Tal(the “Letter Agreement”), amending the terms of the Company’s employment agreement with Mr. Tal. Pursuant to the Letter Agreement, Mr. Tal’s Employment Agreement was amended to provide for (i) a modification of his annual base salary to $640,000 effective January 1, 2025, (ii) a modification of his annual bonus to be eligible to earn an annual performance bonus in the target amount of up to $640,000, (iii) Mr. Tal shall be eligible to earn a special bonus for performance for

2025 of up to $1,000,000 (“2025 Special Bonus”), payable in January 2026, and (iv) Mr. Tal shall be eligible to earn a time-based 2025-2026 special bonus of up to $1,600,000 (the “2025-2026 Special Bonus”), payable in eight (8) quarterly installments of $200,000, with the first installment to be paid following Q1 2025, subject to such terms included in the Letter Agreement. Unless otherwise agreed in writing by the parties in a mutually executed amendment to the Employment Agreement, no special bonuses shall be paid after 2026, and the non-payment of any special bonus after 2026 shall not constitute “Good Reason” within the meaning of the Employment Agreement. Neither the 2025 Special Bonus nor the 2025-2026 Special Bonus shall be included in the Severance or the CIC Severance as such terms are defined in the Employment Agreement.

Ben Landen

On September 19, 2019, we entered into an immediately effective offer letter with Mr. Ben Landen. Pursuant to Mr. Landen’s offer letter, he serves as our Senior Director of Business and Corporate Development. Mr. Landen’s employment shall continue until terminated by either the Company or Mr. Landen. Pursuant to Mr. Landen’s offer letter, he will receive (i) an annual base salary of $220,000, which annual base salary increased to $250,000 on November 29, 2021, and (ii) an option to purchase 150,000 shares of the Company’s common stock at an exercise price of $0.23 per share, which is based on the Board-approved fair market valuation as of March 31, 2019, as determined by an independent financial consultant. The option shall vest and become exercisable over a four-year period with 25% vesting on the one-year anniversary of Mr. Landen’s employment start date and the balance vesting equally after each additional one-month period for continuous service completed over the following 36 months, subject to and in accordance with the terms of the Company’s 2013 Stock Incentive Plan. Mr. Landen’s options expire in November, 2029. The offer letter contains customary provisions relating to vacation, benefits, and non-compete. Subsequent to Mr. Landen’s offer letter on December 24, 2021, his annual base salary was increased to $250,000.

Severance and Change of Control Agreements

We have entered into a Severance and Change of Control Agreement (the “Severance Agreement”) with Ben Landen, our Vice-President of Business Development. The Severance Agreement provides for a lump sum payment to the officer if the Company terminates the officer’s employment without Cause (as defined in the Severance Agreement), or if the officer terminates its employment for Good Reason (as defined in the Severance Agreement) or in the case of a Change of Control (as defined in the Severance Agreement) of the Company. The term, Change of Control, includes the acquisition of Common Stock of the Company resulting in one person or company owning more than 50% of the outstanding shares, a merger, consolidation or similar transaction resulting in the transfer of ownership of more than fifty percent (50%) of the Company’s outstanding Common Stock, or a liquidation or dissolution of the Company or sale of substantially all of the Company’s assets.

In the event that, other than during a Change of Control Period (as defined below), the Company terminates the officer’s employment without Cause (as defined in the Severance Agreement), or if the officer terminates his employment for Good Reason (as defined in the Severance Agreement), or in the event of a qualifying termination within sixty days before or six months following the consummation of a Change of Control (as such events are defined in the Severance Agreement) (the “Change of Control Period”), then the Company shall pay the officer a lump sum amount equal to (i) six months of the officer’s then current base salary, plus (ii) the annual bonus the officer is eligible to receive for the calendar year in which the officer’s termination occurs assuming Company performance is achieved at target (100% for both Company and personal performance) and pro-rated based on the officer’s termination date, which will be payable within the period of time set forth in the Severance Agreement following the termination of employment, and (iii) 6 months of COBRA premium payments based on the coverages in effect as of the date of the officer’s termination of employment. All of the officer’s severance benefits are subject to his execution of a release in a form reasonably acceptable to the Company.

DIRECTOR COMPENSATION

Each of our independent directors receives annual cash compensation of $35,000. In addition, the chairperson of the Audit Committee, Compensation Committee and Nominating and Governance Committee receives an annual compensation of $20,000, $15,000 and $15,000, respectively; and the lead independent director receives an annual cash compensation of $15,000. Each independent director receives (i) an initial award of $270,000 in restricted stock units of the Company to which shall be awarded on May 1st of each fiscal year and which will vest monthly over three (3) years, and (ii) an annual award of $180,000 in restricted stock units of the Company, which shall be granted on May 1st of each fiscal year and which will vest in its entirety one (1) year from the grant date.

Director Compensation Table

The following table sets forth the summary compensation information (described above) for each of our non-employee directors for the fiscal year ended December 31, 2024:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Karen Macleod	50,417	5,608	—	—	—	—	56,025
Colleen Cunningham	55,417	5,608	—	—	—	—	56,025
James McDonnell	55,000	5,608	—	—	—	—	60,608

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of October 14, 2025 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares of common stock outstanding on October 14, 2025, adjusted as required by rules promulgated by the SEC.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock(1)
Directors and Officers:
Lior Tal(2)	578	*
Ben Landen(3)	41	*
Martin Petraitis	0	*
Natalie Russell	2	*
Karen Macleod(4)	11	*
Colleen Cunningham(5)	10	*
James McDonnell(6)	10	*
All Executive Officers and Directors as a Group (6 persons)	652	0.01%

Beneficial owners of more than 5%:
Empery Asset Management, LP(7)	609,342	7.64%
Entities affiliated with Anson(8)	465,834	5.84%
Entities affiliated with Bigger Capital(9)	727,124	9.12%

____________

*        Less than 1%.

(1)      We have based our calculation of the percentage of beneficial ownership on 7,974,380 shares of common stock outstanding on October 14, 2025. We have deemed shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of October 14, 2025 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)      Includes 34 shares of common stock held directly and 544 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of October 14, 2025.

(3)      Includes 2 shares of common stock held directly and 39 options to purchase shares of common stock of the Company which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of October 14, 2025.

(4)      Includes 9 shares of common stock held directly, and 2 option to purchase shares of common stock of the Company which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of October 14, 2025.

(5)      Includes 9 shares of common stock held directly, and 1 option to purchase shares of common stock of the Company which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of October 14, 2025.

(6)      Includes 9 shares of common stock held directly, and 1 option to purchase shares of common stock of the Company which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of October 14, 2025.

(7)      Based solely on a Schedule 13G filed with the SEC on July 31, 2025 by Empery Asset Management, LP. Represents 609,342 shares directly owned by Empery Asset Management, LP. Empery Asset Management, LP (the “Investment Manager”) serves as the investment manager to each of the Empery Funds. Each of Mr. Ryan M. Lane and Mr. Martin D. Hoe, is a Managing Member of Empery AM GP, LLC (the “General Partner”), the general partner of the Investment Manager. The principal business address for Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

(8)      Based solely on a Schedule 13G filed with the SEC on May 15, 2025 by entities and individuals affiliated with Anson. Represents 465,834 shares, of which 77,639 are directly owned by Anson Funds Management LP, 77,639 are directly owned by Anson Management GP LLC, 77,639 are directly owned by Tony Moore, 77,639 are directly owned by Anson Advisors Inc, 77,639 are directly owned by Amin Nathoo, and 77,639 are directly owned by Moez Kassam. The address of Anson Funds Management LP, Anson Management GP LLC and Mr. Moore is 16000 Dallas Parkway, Suite 800 Dallas, Texas 75248, and the address of Anson Advisors Inc., Mr. Nathoo and Mr. Kassam is 181 Bay Street, Suite 4200 Toronto, ON M5J 2T3.

(9)      Based solely on a Schedule 13G filed with the SEC on February 7, 2025 by entities and individuals affiliated with Bigger Capital. Represents 727,124 shares, of which 116,309 are directly owned by Bigger Capital Fund LP, 116,309 are directly owned by Bigger Capital Fund GP, LLC, 75,640 are directly owned by District 2 Capital Fund LP, 75,640 are held in nominee form for the benefit of persons associated with District 2 Capital LP, 75,640 are directly owned by District 2 GP LLC, 75,640 are directly owned by District 2 Holdings LLC, and 191,948 are directly owned by Michael Bigger. The address of Bigger Capital Fund LP, Bigger Capital Fund GP, LLC and Michael Bigger is 11700 W. Charleston Blvd. 170-659, Las Vegas, NV 89135, and the address of District 2 Capital Fund LP District 2 Capital LP, District 2 GP LLC, and District 2 Holdings LLC is 175 W. Carver Street, Huntington, NY 11743.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Our Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.

There were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Ms. Macleod, Ms. Cunningham and Mr. McDonnell are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

WHERE YOU CAN FIND MORE INFORMATION ABOUT CYNGN

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Conduct, as well as the Charters for our Audit, Compensation and Corporate Governance and Nominating Committees are available on our website and amendments to, or waivers of, the Code of Conduct will be disclosed on our website. The address of our website is https://www.cyngn.com/; however, the information found on our website is not part of this proxy statement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CYN.”

This proxy statement has been preceded by the Annual Report for fiscal year ended December 31, 2024. Stockholders are referred to such report for financial and other information about the activities of the Company.

Our transfer agent is Continental Stock Transfer & Trust Company. Their address is 1 State Street 30th Floor, New York, NY 10004.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Cyngn Inc.
1344 Terra Bella Avenue
Mountain View, CA 94043
Attn: Corporate Secretary
Tel: (650) 924-5905

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Stockholders interested in presenting a proposal to be considered for inclusion in the proxy statement relating to the 2026 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion, stockholder proposals must be submitted in writing to Cyngn Inc., 1344 Terra Bella Avenue, California 94043, Attention: Corporate Secretary, before June 26, 2026, which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Any such proposal must meet the requirements of the Bylaws and all applicable laws and regulations.

Any stockholder who wishes to have a proposal considered at the 2026 annual meeting of stockholders, or to nominate a director for election at that meeting, but not submitted for inclusion in the proxy statement relating to that meeting, must give advance notice to us prior to the deadline for such meeting. In order for a proposal or nomination to be timely, it must be received by us no earlier than 120 days prior to the anniversary date of the Annual Meeting, or August 5, 2026, and no later than 90 days prior to the anniversary of the Annual Meeting, or September 4, 2026. In the event the 2026 annual meeting of stockholders is being held more than 30 days before or more than 70 days after the anniversary of the Annual Meeting. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the Company’s bylaws, as applicable.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Lior Tal
Chairman and Chief Executive Officer

APPENDIX A

AMENDMENT
TO
2021 EQUITY INCENTIVE PLAN
(Adopted October 14, 2021, and ratified by Stockholders October 21, 2021)

Section 4.1 Authorized Number of Shares, shall be amended and restated in its entirety to read as follows:

Subject to adjustment from time to time as provided in Section 15.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be:

(a)     4,055,655 shares; plus

(b)    an annual increase to be added as of the first day of the Company’s fiscal year equal to the least of (i) 15% of the outstanding Common Stock on a fully diluted basis as of the end of the Company’s immediately preceding fiscal year, or (ii) a lesser amount determined by the Board; provided, however, that any shares from any such increases in previous years that are not actually issued shall continue to be available for issuance under the Plan; plus

(c)     (i) any authorized shares reserved and available for issuance, and not issued or subject to outstanding awards, under the Company’s 2013 Equity Incentive Plan (the “Prior Plan”) on the Effective Date shall cease to be set aside and reserved for issuance pursuant to the Prior Plan, effective on the Effective Date, and shall instead be set aside and reserved for issuance pursuant to the Plan and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable shares) shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the date upon which they cease to be so subject to such awards, and shall instead be set aside and reserved for issuance pursuant to the Plan, up to an aggregate maximum of 567 shares pursuant to clauses (i) and (ii) of this paragraph (c), subject to adjustment from time to time as provided in Section 15.1.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2025 Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail CYNGN INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 2, 2025. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. Please mark your votes like this 1. Election of Class I Director (1) Lior Tal FOR WITHHOLD 2. Approval of an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000. 3. Ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm. 4. Approval of, if necessary, the adjournment or postponement of the Annual Meeting, to continue to solicit votes for Proposal 2 or to establish a quorum. FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date2025. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2025 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders The 2025 Proxy Statement and the 2024 Annual Report to Shareholders are available at: http://www.cstproxy.com/cyngn/2025 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CYNGN INC. The undersigned appoints Lior Tal and Natalie Russell, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Cyngn Inc. held of record by the undersigned at the close of business on October 14, 2025 at the Annual Meeting of Stockholders of Cyngn Inc. to be held on December 3, 2025, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEE TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed on the other side)